                                                             EXHIBIT NO. 99.1(e)

                                     FORM OF

                              MFS SERIES TRUST VII

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         The undersigned, being a majority of the Trustees of MFS Series Trust VII (the "Trust"), a Massachusetts business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated January 18, 1995, as amended (the "Declaration"), acting pursuant to Section 6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:



         1. The series designated as MFS Value Fund shall be redesignated as MFS Capital Opportunities Fund.

         Pursuant to Section 6.9(e) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

           IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ____ day of ________, 1998.




_______________________                            ________________________
Richard B. Bailey                                  Charles W. Schmidt
63 Atlantic Avenue                                 63 Claypit Hill Road
Boston, MA  02110                                  Wayland, MA  01778



_______________________                            ________________________
Peter G. Harwood                                   Arnold D. Scott
211 Lindsay Pond Road                              20 Rowes Wharf
Concord, MA  01742                                 Boston, MA  02110



_______________________                            ________________________
J. Atwood Ives                                     Jeffrey L. Shames
17 West Cedar Street                               38 Lake Avenue
Boston, MA  02108                                  Newton, MA  02159



_______________________                            ________________________
Lawrence T. Perera                                 Elaine R. Smith
18 Marlborough Street                              75 Scotch Pine Road
Boston, MA  02116                                  Weston, MA  02193



_______________________                            ________________________
William J. Poorvu                                  David B. Stone
975 Memorial Drive                                 282 Beacon Street
Cambridge, MA  02138                               Boston, MA  02116